News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

P&G DELIVERS DOUBLE-DIGIT CURRENCY-NEUTRAL
CORE EARNINGS PER SHARE GROWTH IN FIRST QUARTER FISCAL 2016;
First Quarter Core EPS $0.98, Currency-Neutral Core EPS +12%;
Core Operating Profit Margin up 270 basis points

CINCINNATI, October 23, 2015 - The Procter & Gamble Company (NYSE:PG) reported first quarter fiscal year 2016 currency-neutral Core earnings per share growth of 12% versus the prior year. Core earnings per share were $0.98, a decrease of one percent. Diluted net earnings per share were $0.91, an increase of 32%. Net sales were $16.5 billion, a decrease of 12% versus the prior year due primarily to significant foreign exchange impacts. Organic sales decreased one percent. Core operating profit margin increased 270 basis points with improvement in gross margin and SG&A costs.

Operating cash flow was $3.5 billion for the quarter. Adjusted free cash flow productivity was 101%. The Company repurchased $0.5 billion of common stock and returned $1.9 billion of cash to shareholders as dividends.

“We delivered strong first quarter operating profit margin and free cash flow results,” said Chairman, President, and Chief Executive Officer A.G. Lafley. “Top-line results were soft, as expected, given significant foreign exchange impacts, our deliberate choices to exit unprofitable businesses and the early stage of the improvement plans we’re implementing in our largest categories and markets.  We continue to make strong progress on productivity savings, which will fuel smart investments in top-line growth. We expect second quarter organic sales growth to be positive and to further strengthen in the back half as we invest to build awareness and trial of our consumer-preferred products and brands.”

July - September Quarter Discussion
Net sales in the first quarter of fiscal year 2016 were $16.5 billion, a 12% decrease, including a negative nine percentage point impact from foreign exchange and two percentage point impact from the Venezuela deconsolidation and minor brand divestitures. Organic sales declined one percent as a two percent pricing benefit and one percent positive mix were more than offset by a four percent reduction in organic shipment volume. Organic sales were flat in the Fabric Care and Home Care and Grooming segments, and declined low single digits in the remaining segments. All-in and organic volume declined five percent and four percent, respectively. Pricing increased sales by two percent with higher pricing in all five business segments.

July - September Net Sales Drivers*	Volume	Foreign Exchange	Price	Mix	Other**	Net Sales	Organic Volume	Organic Sales
Beauty	(7)%	(7)%	1%	1%	—%	(12)%	(4)%	(2)%
Grooming	(3)%	(13)%	5%	(2)%	(1)%	(14)%	(3)%	—%
Health Care	(6)%	(9)%	2%	3%	(1)%	(11)%	(6)%	(1)%
Fabric Care and Home Care	(3)%	(9)%	1%	1%	(1)%	(11)%	(2)%	—%
Baby, Feminine and Family Care	(7)%	(8)%	2%	1%	—%	(12)%	(6)%	(3)%
Total P&G	(5)%	(9)%	2%	1%	(1)%	(12)%	(4)%	(1)%
*Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.
**Other includes the sales mix impact of acquisitions/divestitures, Venezuela deconsolidation and rounding impacts necessary to reconcile volume to net sales.

•
Beauty segment organic sales decreased two percent as lower organic volume was partially offset by a positive one percent impact from both pricing and mix. Volume decreased in Skin and Personal Care due to competitive activity and portfolio SKU reductions, partially offset by growth from marketing and innovation on the super-premium SK-II brand. Hair Care volume declined due to competitive activity and price increases in the previous fiscal year.

•
Grooming segment organic sales were unchanged as higher pricing on Blades & Razors and growth on Braun from innovation and increased trade support was offset by negative geographic and product mix and lower volume in Blades & Razors due to competitive activity and previous fiscal year price increases.

•
Health Care segment organic sales decreased one percent as lower volume was partially offset by favorable geographic mix and increased pricing in both Oral Care and Personal Health Care. Volume declined in both businesses following strong base period innovation, primarily in oral care, and due to competitive activity and increased pricing.

•
Fabric Care and Home Care segment organic sales were unchanged versus year ago as pricing and mix benefits offset lower volume. Organic sales in Home Care were in line with last year as pricing and mix benefits from innovation were offset by lower volume due to competitive activity. Fabric Care organic sales were flat as product mix benefits were offset by lower volume mainly due to de-prioritizing less profitable brands and products and increased competitive activity.

•
Baby, Feminine and Family Care segment organic sales declined three percent versus year ago as pricing benefits in Baby Care and Feminine Care along with mix benefits in Baby Care and Family Care were more than offset by lower volume in each of the three businesses. Baby Care volume declined due to competitive activity and increased pricing. Feminine Care volume declined due to price increases in the previous fiscal year. Family Care volume decreased due to exiting under-performing product lines in Mexico.

Core earnings per share were $0.98, a decrease of one percent versus the prior year. Excluding the impact of foreign exchange, currency-neutral Core earnings per share increased 12% for the quarter. Diluted net earnings per share from continuing operations increased three percent to $0.96. Diluted net earnings per share were $0.91, an increase of 32% versus the prior year, primarily driven by higher base period non-cash impairment charges related to the batteries business in discontinued operations.

Reported operating profit margin increased 340 basis points and Core operating profit margin was up 270 basis points versus the prior year, including 260 basis points of productivity cost savings and 50 basis points of foreign exchange impacts. On a currency-neutral basis, Core operating profit margin increased 320 basis points.

Reported gross margin increased 260 basis points. Core gross margin improved 250 basis points, including 60 basis points of negative foreign exchange impacts. On a currency-neutral basis, Core gross margin increased 310 basis points including 170 basis points of productivity cost savings

Selling, general and administrative expense (SG&A) decreased 90 basis points on a reported basis versus the prior year, including a 70 basis point net benefit due to a Venezuela balance sheet remeasurement charge in the base period. Core SG&A as a percentage of sales decreased 20 basis points, including a 10 basis point benefit from foreign exchange impacts. On a currency-neutral basis, Core SG&A decreased 10 basis points versus the prior year driven by 90 basis points of productivity savings from overhead and marketing costs, partially offset by 80 basis points of organization capability investments and lower sales.

Fiscal Year 2016 Guidance
P&G announced the planned exit of several Beauty categories on July 9, 2015. P&G clarified that its guidance for fiscal year 2016 Core EPS is relative to fiscal 2015 results, revised for the impacts of moving earnings from the Beauty categories it plans to exit to discontinued operations. Fiscal year 2015 Core EPS, which is based on earnings from continuing operations, have been revised from the $4.02 level originally reported to $3.76 per share as a result of this change. P&G referred readers to the informational 8-K furnished on September 8, 2015 which provides more details of the impacts to its financial results due to this change.

P&G maintained its outlook for organic sales of in-line to up low single digits versus fiscal 2015. Foreign exchange is now expected to be a five to six percentage point headwind on all-in sales growth. Additionally, P&G said it expects a two to three point reduction in sales from the combination of minor brand divestitures and the deconsolidation of results of its Venezuelan subsidiaries. As a result, the Company expects all-in sales to be down high single digits versus fiscal 2015 results.

The Company said increased volatility in market growth and foreign exchange rates have made earnings results more difficult to forecast. P&G maintained its guidance for Core earnings per share of slightly below to up mid-single digits versus fiscal 2015 restated Core EPS of $3.76. P&G said it continues to expect strong Core operating profit growth for the fiscal year and will not cut smart investments to offset foreign exchange impacts.

Including the impacts of non-Core restructuring costs and discontinued operations, P&G continues to expect all-in GAAP EPS to be up 53% to 63% versus fiscal year 2015 all-in GAAP EPS of $2.44.

Forward-Looking Statements

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including disruptions in credit markets, reduced market growth rates or changes affecting our credit rating, and generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to maintain key manufacturing and supply arrangements (including sole supplier and sole manufacturing plant arrangements) and manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (4) the ability to successfully manage cost fluctuations and pressures, including commodity prices, raw materials, labor costs, energy costs and pension and health care costs, and achieve cost savings described in our announced productivity plan; (5) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to technological advances attained by, and patents granted to, competitors; (6) the ability to compete with our local and global competitors in new and existing sales channels by successfully responding to competitive factors, including prices, promotional incentives and trade terms for products; (7) the ability to manage and maintain key customer relationships; (8) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, efficacy or similar matters that may arise; (9) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, contractors and external business partners; (10) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks) and maintain the security and functionality of such systems and networks and the data contained therein; (11) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, accounting standards and environmental) and to resolve pending matters within current estimates; (12) the ability to manage changes in applicable tax laws and regulations; (13) the ability to successfully manage our portfolio optimization strategy, as well as ongoing acquisition, divestiture and joint venture activities, to achieve the Company’s overall business strategy, without impacting the delivery of base business objectives; and (14) the ability to successfully achieve productivity improvements and manage ongoing organizational changes, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.

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P&G Media Contacts:
Damon Jones, 513.983.0190
Jennifer Corso, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended September 30
	2015	2014	% Chg
NET SALES	$16,527	$18,771	(12)%
COST OF PRODUCTS SOLD	8,152	9,734	(16)%
GROSS PROFIT	8,375	9,037	(7)%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	4,607	5,404	(15)%
OPERATING INCOME	3,768	3,633	4%
INTEREST EXPENSE	140	170	(18)%
INTEREST INCOME	44	31	42%
OTHER NON-OPERATING INCOME/(LOSS), NET	(18)	13	N/A
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,654	3,507	4%
INCOME TAXES ON CONTINUING OPERATIONS	877	791	11%
NET EARNINGS FROM CONTINUING OPERATIONS	2,777	2,716	2%
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	(142)	(696)	N/A
NET EARNINGS	2,635	2,020	30%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	34	30	13%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$2,601	$1,990	31%

EFFECTIVE TAX RATE	24.0%	22.6%

BASIC NET EARNINGS PER COMMON SHARE*:
EARNINGS FROM CONTINUING OPERATIONS	$0.98	$0.97	1%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$(0.05)	$(0.26)	N/A
BASIC NET EARNINGS PER COMMON SHARE	$0.93	$0.71	31%
DILUTED NET EARNINGS PER COMMON SHARE*:
EARNINGS FROM CONTINUING OPERATIONS	$0.96	$0.93	3%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$(0.05)	$(0.24)	N/A
DILUTED NET EARNINGS PER COMMON SHARE	$0.91	$0.69	32%
DIVIDENDS PER COMMON SHARE	$0.663	$0.644
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,867.5	2,888.0

COMPARISONS AS A % OF NET SALES			Basis Pt Change
GROSS MARGIN	50.7%	48.1%	260
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	27.9%	28.8%	(90)
OPERATING MARGIN	22.8%	19.4%	340
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	22.1%	18.7%	340
NET EARNINGS FROM CONTINUING OPERATIONS	16.8%	14.5%	230
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	15.7%	10.6%	510
* Basic net earnings per common share and diluted net earnings per common share are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions) Consolidated Earnings Information

	Three Months Ended September 30, 2015
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty	$3,041	(12)%	$822	(3)%	$624	(2)%
Grooming	1,674	(14)%	499	(20)%	390	(16)%
Health Care	1,796	(11)%	448	(2)%	318	(1)%
Fabric Care and Home Care	5,251	(11)%	1,120	4%	747	4%
Baby, Feminine and Family Care	4,658	(12)%	1,111	(8)%	749	(9)%
Corporate	107	(12)%	(346)	N/A	(51)	N/A
Total Company	$16,527	(12)%	$3,654	4%	$2,777	2%

	Three Months Ended September 30, 2015
	(Percent Change vs. Year Ago)*
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other**	Net Sales Growth
Beauty	(7)%	(4)%	(7)%	1%	1%	—%	(12)%
Grooming	(3)%	(3)%	(13)%	5%	(2)%	(1)%	(14)%
Health Care	(6)%	(6)%	(9)%	2%	3%	(1)%	(11)%
Fabric Care and Home Care	(3)%	(2)%	(9)%	1%	1%	(1)%	(11)%
Baby, Feminine and Family Care	(7)%	(6)%	(8)%	2%	1%	—%	(12)%
Total Company	(5)%	(4)%	(9)%	2%	1%	(1)%	(12)%
* Sales percentage changes are approximations based on quantitative formulas that are consistently applied.
** Other includes the sales mix impact of acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Statement of Cash Flows
	Three Months Ended September 30
	2015	2014
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$6,836	$8,558
OPERATING ACTIVITIES
NET EARNINGS	2,635	2,020
DEPRECIATION AND AMORTIZATION	731	794
SHARE BASED COMPENSATION EXPENSE	67	81
DEFERRED INCOME TAXES	89	(15)
GAIN ON SALE OF BUSINESSES	(7)	(234)
GOODWILL AND INDEFINITE-LIVED INTANGIBLE ASSET IMPAIRMENT CHARGES	402	973
CHANGES IN:
ACCOUNTS RECEIVABLE	(368)	(101)
INVENTORIES	(519)	(568)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	298	812
OTHER OPERATING ASSETS & LIABILITIES	141	(316)
OTHER	69	187
TOTAL OPERATING ACTIVITIES	3,538	3,633
INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(532)	(810)
PROCEEDS FROM ASSET SALES	38	2,948
ACQUISITIONS, NET OF CASH ACQUIRED	—	(15)
PURCHASES OF AVAILABLE-FOR-SALE INVESTMENT SECURITIES	(494)	(1,342)
PROCEEDS FROM SALES OF AVAILABLE-FOR-SALE INVESTMENT SECURITIES	418	101
CHANGE IN OTHER INVESTMENTS	24	(440)
TOTAL INVESTING ACTIVITIES	(546)	442
FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(1,865)	(1,806)
CHANGE IN SHORT-TERM DEBT	450	105
REDUCTION OF LONG-TERM DEBT	(537)	(1,902)
TREASURY STOCK PURCHASES	(502)	(2,378)
IMPACT OF STOCK OPTIONS AND OTHER	483	966
TOTAL FINANCING ACTIVITIES	(1,971)	(5,015)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(152)	(132)
CHANGE IN CASH AND CASH EQUIVALENTS	869	(1,072)
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,705	$7,486

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Condensed Consolidated Balance Sheet
	September 30, 2015	June 30, 2015
CASH AND CASH EQUIVALENTS	$7,705	$6,836
AVAILABLE-FOR-SALE INVESTMENTS SECURITIES	4,901	4,767
ACCOUNTS RECEIVABLE, NET	4,724	4,568
INVENTORIES	5,239	4,979
ASSETS HELD FOR SALE	9,360	4,432
OTHER	3,691	4,064
TOTAL CURRENT ASSETS	35,620	29,646
PROPERTY, PLANT AND EQUIPMENT, NET	19,081	19,655
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	69,327	69,632
OTHER NON-CURRENT ASSETS	5,237	10,562
TOTAL ASSETS	$129,265	$129,495
ACCOUNTS PAYABLE	$7,758	$8,138
ACCRUED EXPENSES AND OTHER LIABILITIES	8,494	8,091
LIABILITIES HELD FOR SALE	2,222	1,543
DEBT DUE WITHIN ONE YEAR	13,093	12,018
TOTAL CURRENT LIABILITIES	31,567	29,790
LONG-TERM DEBT	17,394	18,327
OTHER	17,350	18,328
TOTAL LIABILITIES	66,311	66,445
TOTAL SHAREHOLDERS' EQUITY	62,954	63,050
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$129,265	$129,495

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

The following tables provide selected non-GAAP financial information revised for the impact of accounting for the affected Beauty Brands as discontinued operations. In accordance with the SEC's Regulation G, definitions of the non-GAAP measures presented with the selected financial information are provided below and the reconciliation to the most closely related GAAP measure are provided within the following tables.

The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:

•	charges for incremental restructuring due to increased focus on productivity and cost savings, and

•	charges for balance sheet impacts from the devaluation of the foreign currency exchange rate in Venezuela prior to deconsolidation.

We do not view these items to be part of our sustainable results. We believe that these Core measures provide an important perspective of underlying business trends and results and provide a more comparable measure of year-on-year results.

Core EPS and currency-neutral Core EPS: Core EPS is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated. Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange. We believe the currency-neutral Core EPS measure provides a more comparable view of year-on-year earnings per share growth. The tables below provide a reconciliation of revised diluted net earnings per share to Core EPS and of Core EPS to currency-neutral Core EPS.

Core operating profit margin: This is a measure of the Company's operating margin adjusted for items as indicated.

Core gross margin: This is a measure of the Company's gross margin adjusted for items as indicated.

Core selling, general and administrative expense (SG&A) as a percentage of sales: This is a measure of the Company's SG&A as a percentage of sales adjusted for items as indicated.

Core tax rate: This is a measure of the Company's tax rate on continuing operations adjusted for items as indicated.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information & Non-GAAP Measures
Three Months Ended September 30, 2015
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	ROUNDING	NON-GAAP (CORE*)
NET SALES	16,527	—	—	—	16,527
COST OF PRODUCTS SOLD	8,152	—	(72)	—	8,080
GROSS PROFIT	8,375	—	72	—	8,447
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	4,607	—	—	—	4,607
OPERATING INCOME	3,768	—	72	—	3,840
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	3,654	—	72	—	3,726
INCOME TAX ON CONTINUING OPERATIONS	877	—	14	1	892
NET EARNINGS FROM CONTINUING OPERATIONS	2,777	—	58	(1)	2,834
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	(142)	142	—	—	—
NET EARNINGS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	34	—	—	—	34
NET EARNINGS ATTRIBUTABLE TO P&G	2,601	142	58	(1)	2,800
GROSS MARGIN	50.7%	—%	0.4%	—%	51.1%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	27.9%	—%	—%	—%	27.9%
OPERATING PROFIT MARGIN	22.8%	—%	0.4%	—%	23.2%
EFFECTIVE TAX RATE	24.0%	—%	(0.1)%	—%	23.9%
					Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS**	0.96	—	0.02	—	0.98
		CURRENCY IMPACT TO CORE EARNINGS			0.13
		CURRENCY-NEUTRAL CORE EPS			1.11

CHANGE VERSUS YEAR AGO
CORE GROSS MARGIN	250	BPS
CORE SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	(20)	BPS
CORE OPERATING PROFIT MARGIN	270	BPS
CORE EFFECTIVE TAX RATE	140	BPS
CORE EPS	(1)%
CURRENCY-NEUTRAL CORE EPS	12%

*Core excludes incremental restructuring charges.
**Diluted net earnings per common share from continuing operations are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information & Non-GAAP Measures
Three Months Ended September 30, 2014
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	VENEZUELA B/S REMEASUREMENT & DEVALUATION	ROUNDING	NON-GAAP (CORE*)
NET SALES	18,771	—	—	—	—	18,771
COST OF PRODUCTS SOLD	9,734	—	(91)	—	—	9,643
GROSS PROFIT	9,037	—	91	—	—	9,128
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	5,404	—	9	(138)	1	5,276
OPERATING INCOME	3,633	—	82	138	(1)	3,852
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	3,507	—	82	138	—	3,727
INCOME TAX ON CONTINUING OPERATIONS	791	—	15	34	—	840
NET EARNINGS FROM CONTINUING OPERATIONS	2,716	—	67	104	—	2,887
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	(696)	696	—	—	—	—
NET EARNINGS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	30	(5)	—	—	—	25
NET EARNINGS ATTRIBUTABLE TO P&G	1,990	701	67	104	—	2,862
GROSS MARGIN	48.1%	—%	0.5%	—%	—%	48.6%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	28.8%	—%	—%	(0.7)%	—%	28.1%
OPERATING PROFIT MARGIN	19.4%	—%	0.4%	0.7%	—%	20.5%
EFFECTIVE TAX RATE	22.6%	—%	(0.1)%	0.1%	(0.1)%	22.5%
						Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS**	0.93	—	0.02	0.04	—	0.99

*Core excludes incremental restructuring charges and balance sheet remeasurement impact from Venezuela.
**Diluted net earnings per common share from continuing operations are calculated on net earnings attributable to Procter & Gamble.

Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of the Venezuela deconsolidation, acquisitions, divestitures and foreign exchange from year-over-year comparisons. We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Organic sales is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The reconciliation of reported sales growth to organic sales is as follows:

Three Months Ended September 30, 2015	Net Sales Growth	Foreign Exchange Impact	Acquisition/Divestiture Impact*	Organic Sales Growth
Beauty	(12)%	7%	3%	(2)%
Grooming	(14)%	13%	1%	0%
Health Care	(11)%	9%	1%	(1)%
Fabric Care and Home Care	(11)%	9%	2%	0%
Baby, Feminine and Family Care	(12)%	8%	1%	(3)%
Total P&G	(12)%	9%	2%	(1)%

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
FY 2016 (Estimate)	Down high single digits	(5)% to (6)%	(2)% to (3)%	In-line to up low single digits
* Acquisition/Divestiture Impact also includes the Venezuela deconsolidation, the mix impacts of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Core EPS: Core EPS is defined earlier in this exhibit and the table below provides a reconciliation of diluted net earnings per share guidance to Core EPS guidance:

Total P&G	Diluted EPS Growth	Impact of Incremental Non-Core Items*	Core EPS Growth
FY 2016 (Estimate)	53 to 63%	(48)% to (64)%	Down slightly to up mid-single digits
* Includes change in discontinued operations (includes Batteries impairments) and the absence of significant one-time items (e.g. Venezuela charge).

Free cash flow: Free cash flow is defined as operating cash flow less capital spending. We view free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment. The reconciliation of free cash flow is provided below (amounts in millions):

	Operating Cash Flow	Capital Spending	Free Cash Flow
Three Months Ended September 30, 2015	$3,538	$(532)	$3,006

Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of free cash flow to net earnings excluding impairment charges on the batteries business.  The Company's long-term target is to generate annual adjusted free cash flow at or above 90 percent of net earnings.  Adjusted free cash flow productivity is also a measure used to evaluate senior management and is a factor in determining their at-risk compensation.  The reconciliation of adjusted free cash flow productivity is provided below (dollar amounts in millions):

	Free Cash Flow	Net Earnings	Impairment Charges	Net Earnings Excl. Impairment Charges	Adjusted Free Cash Flow Productivity
Three Months Ended September 30, 2015	$3,006	$2,635	$350	$2,985	101%